Exhibit 5.1

                              October [•], 2013

Global Defense & National Security Systems, Inc.
11921 Freedom Drive, Suite 550

Two Fountain Square

Reston, Virginia 20190

Re:	Global Defense & National Security Systems, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Global Defense & National Security Systems, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1, as amended (File Number 333-191195) (the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933 (the “Securities Act”) the sale by the Company of (a) 6,000,000 shares (the “Firm Shares”) of the Company’s common stock, $.0001 par value per share (the “Common Stock”), and up to an additional 900,000 shares of Common Stock that the underwriters will have a right to purchase from the Company to cover over-allotments (the “Option Shares”), issuable to the public. The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have examined and relied on originals or copies of (a) certain resolutions of the Board of Directors of the Company, (b) the Certificate of Incorporation of the Company, as amended and restated by the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on October [•], 2013, certified by the Secretary of State of the State of Delaware as of October [•], 2013, and (c) the following each in the form filed with the Commission as of the date hereof: (i) the Registration Statement; (ii) the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and the underwriters; and (iii) the Amended and Restated Bylaws of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion stated below.

Global Defense & National Security Systems, Inc.

October [•], 2013

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and that each of the documents identified in clauses (c)(i) through (c)(ii) of the preceding paragraph will be entered into or filed or adopted as appropriate. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware that, in our experience, is normally applicable to transactions of the type contemplated by the Registration Statement (including applicable provisions of the Delaware constitution and reported judicial interpretations interpreting Delaware corporate laws) and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein.

Based upon and subject to the foregoing, we are of the opinion that the Securities will be duly authorized, validly issued, fully paid and nonassessable when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

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